Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158526 on Form S-3 and Registration Statements No. 333-85258 and No. 333-165168 on Forms S-8 of our report dated February 28, 2011, relating to the financial statements and financial statement schedule of Alliance Resource Partners, L.P. as of and for the year ended December 31, 2010, appearing in this Annual Report on Form 10-K of Alliance Resource Partners, L.P. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma

February 28, 2012